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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following registration statements of Callaway Golf Company, (1) No. 333-43756, No.333-52020, No. 33-85692, No.33-50564, No. 33-56756, No. 33-67160, No. 33-73680, No. 33-98750,
No. 333-242, No. 333-5719, No.333-5721, No. 333-24207, No. 333-27089, No.
333-39095, No. 333-61889, No. 333-95601, No. 333-95603 on form S-8, and (2) No.
33-77024 on form S-3, of our report on the consolidated financial statements of SHC, Inc. and subsidiaries (SHC) dated November 19, 2003, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to
(i) the adoption of a new accounting principle; (ii) SHC's filing for reorganization under Chapter 11 of the Federal Bankruptcy Code; and (iii) substantial doubt about the ability of SHC to continue as a going concern) appearing in this current report on form 8K/A of Callaway Golf Company.



/s/ DELOITTE & TOUCHE
November 19, 2003
Hartford, Connecticut